EXHIBIT 99.1

Contact: Lendway, Inc. Randy Uglem, CEO (763) 392-6200

FOR IMMEDIATE RELEASE

LENDWAY, INC. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS

MINNEAPOLIS, MN – April 1, 2024 – Lendway, Inc. (Nasdaq: LDWY) (“Lendway” or “Company”) today announced financial results for the fourth quarter (“Q4”) and the full year ended December 31, 2023 as well as an update on its transformation into a specialty agriculture (“ag”) and non-bank lending business (“lending business”).

Strategic Business Operations Update

The Company has strategically evolved over the past 12 months into a specialty agricultural and finance company with an operational focus on its agricultural investments.  These developments include:

•	April 2023: The Company launched its lending business through the hiring of Randy Uglem, as Senior Vice President of Lending with over 20 years of experience in credit and lending. The Company is building a scalable non-bank lending business (the “Lending Business”) to purchase existing loans or originate and fund new loans, all of which will be secured by collateral.

•	August 2023: The Company completed the sale of certain assets and certain liabilities relating to the Company’s legacy business of providing in-store advertising solutions to brands, retailers, shopper marketing agencies and brokerages (the “In-Store Marketing Business”). The operations of the In-Store Marketing Business are presented as discontinued operations. All prior periods presented have been restated to present the In-Store Marketing Business as discontinued operations. Additionally, the Company changed its name from “Insignia Systems, Inc.” and reincorporated from Minnesota to Delaware. As part of the name change, the Company’s common stock trades under the symbol “LDWY” on The Nasdaq Stock Market LLC.

•	February 2024: The Company became a majority owner of Bloomia B.V. and its affiliated entities (“Bloomia”), representing one of the largest producers of fresh cut tulips in the United States.

Lendway CEO Randy Uglem, said: “Overall, we are pleased with the significant strides in our journey to evolve into a dynamic specialty ag and finance enterprise. The addition of Bloomia to the Lendway family marks a pivotal moment in our growth trajectory, and we are fully committed to ensuring a seamless transition. In the short term, our top priority remains the successful integration of Bloomia. Our unwavering focus on delivering value to our stockholders remains.”

Specialty Ag Business Update

As previously announced, Lendway acquired a majority ownership interest in Bloomia B.V. (www.bloomia.com), one of the largest producers of fresh cut tulips in the United States for a purchase price of $47.5 million. Bloomia is in the business of purchasing tulip bulbs, hydroponically grows tulips from the bulbs, and sells the stems to retail stores. We are in the process of converting Bloomia’s historical financials from Dutch Generally Accepted Accounting Principles (GAAP) to U.S. GAAP, and preparing pro forma financial statements. These financial statements and pro forma financial statements will be included in an amendment to our initial current report on Form 8-K that is due to be filed by early May.

Based on preliminary unaudited information, net sales of Bloomia for the twelve months ended December 31, 2023 and 2022 were approximately $45.0 million and $43.0 million, respectively.

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Bloomia CEO, Werner Jansen, said: "The first calendar quarter in 2024 has kicked off with robust momentum. Our strategic investments in automation have yielded tangible results and underscore the value of our commitment to technological advancement and operational efficiency. Our consistent pursuit of excellence has transformed our operations, enhancing the quality, productivity, and efficiency of operations. With a solid foundation in place and a team committed to excellence, we are poised to drive continued success for Bloomia.”

Non-Bank Lending Business Update

We remain committed to building a scalable non-bank lending business. We met with a number of prospects for loan originations and/or purchases in 2023.  Deals were negotiated, but ultimately did not close.  The decision to allocate capital to the Bloomia acquisition and operations, however, constrains capital and management resources available for growing the non-bank lending business in the near term.

Financial Results

The operations of the in-store marketing business that was sold in August 2023 is presented as discontinued operations.  Operating expenses for continuing operations, which consisted of the lending business, were $536,000 and $3,519,000 for the three months and twelve months ended December 31, 2023, respectively.

As a result of the Company’s decision to capitalize on the opportunity to acquire the Bloomia business and support its operations, we anticipate that capital available for lending will be significantly constrained in the near term. Accordingly, we anticipate minimal revenue and operating losses from the lending business during the remainder of 2024.

We reported income from discontinued operations, net of tax, of $2,474,000 for the year ended December 31, 2023 compared to $12,340,000 for the year ended December 31, 2022. In 2022, the Company entered into a $20,000,000 settlement, with net proceeds after expenses of $12,000,000 million on a litigation settlement. For the year ended December 31, 2023, the Company recorded a gain from the sale of discontinued operations before tax of $3,044,000 from the sale of its In-Store Marketing Business.

At December 31, 2023, Lendway had cash and cash equivalents of $16,077,000, which was subsequently reduced by the Bloomia acquisition.  As previously disclosed, Lendway funded the purchase of Bloomia with $9.2 million cash, $22.8 million in borrowings under a new credit agreement, and $15.5 million in the form of promissory notes payable to the sellers.

About Lendway, Inc.

Lendway, Inc (Nasdaq: LDWY) is a specialty ag and finance company focused on making and managing its ag investments in the U.S. and internationally. The Company fully owns and operates FarmlandCredit.com, a non-bank lending business that seeks to purchase existing loans and/or originate and fund new loans domestically. The Company is also the majority owner of Bloomia, one of the largest producers of fresh cut tulips in the United States. For additional information, contact (800) 874-4648, or visit our website at www.lendway.com.  Investor inquiries can be submitted to info@lendway.com.

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Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release that are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “anticipate,” “continue,” “ensure,” “expect,” “plan,” “remain,” “seek,” “will” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release. Statements made in this press release regarding, for instance, the short- and long-term benefits of the Bloomia acquisition, potential growth, allocations of capital resources among our businesses, and timing of future financial reporting, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. Factors that could cause our estimates and assumptions as to future performance, and our actual results, to differ materially include the following: (1) our ability to integrate and continue to successfully operate the newly acquired Bloomia business, (2) our ability to compete, (3) concentration of Bloomia’s historical revenue among a small number of customers, (4) changes in interest rates, (5) ability to comply with the requirements of the Credit Agreement, (6) the limited history of our Lending Business, (7) the substantial risk of loss associated with lending generally, (8) market conditions that may restrict or delay appropriate or desirable opportunities, (9) our ability to develop and maintain necessary processes and controls relating to our businesses (10) reliance on one or a small number of employees in each of our businesses, (11) potential adverse classifications of our Company if we are unsuccessful in executing our business plans, (12) other economic, business, market, financial, competitive and/or regulatory factors affecting the Company’s businesses generally; (13) our ability to attract and retain highly qualified managerial, operational and sales personnel; and (14) the availability of additional capital on desirable terms, if at all. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2023 and additional risks, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with Lendway's filings with the SEC. Lendway assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

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Lendway, Inc.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

Operating expenses:
Sales and marketing	$62,000	$-	$196,000	$-
General and administrative	474,000	779,000	3,323,000	2,442,000

Operating loss	(536,000)	(779,000)	(3,519,000)	(2,442,000)
Interest income	193,000	99,000	518,000	154,000

Loss from continuing operations before income taxes	(343,000)	(680,000)	(3,001,000)	(2,288,000)
Income tax expense	24,000	1,000	20,000	6,000

Net Loss from continuing operations	(367,000)	(681,000)	(3,021,000)	(2,294,000)

Income (loss) from discontinued operations, net of tax	52,000	(52,000)	2,474,000	12,340,000
Gain (loss) from sale of discontinued operations, net of tax	(9,000)	—	2,961,000	—

Net (loss) income	$(324,000)	$(733,000)	$2,414,000	$10,046,000

Net (loss) income per basic and diluted share:
Continuing operations	$(0.21)	$(0.38)	$(1.70)	$(1.28)
Discontinued operations	0.02	(0.03)	3.06	6.89
Basic and diluted earnings per share	$(0.19)	$(0.41)	$1.36	$5.61

Shares used in calculation of net (loss) income per share:
Basic and diluted	1,744,000	1,797,000	1,781,000	1,791,000

SELECTED BALANCE SHEET DATA

	December 31,	December 31,
	2023	2022

Cash and cash equivalents and restricted cash	$16,077,000	$14,524,000
Working capital	15,525,000	13,379,000
Total assets	16,673,000	20,968,000
Total liabilities	1,141,000	7,567,000
Stockholders' equity	15,532,000	13,401,000

Working capital represents current assets less current liabilities.

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